SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
        Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to (S)240.14a-11(c) or
      (S)240.14a-12


                       ENERGY RESEARCH CORPORATION
                      -----------------------------
           (Name of Registrant as Specified In Its Charter)


        ---------------------------------------------------
       Name of Person(s) Filing Proxy Statement, if other than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.
      (1) Title of each class of securities to which transaction applies:______________________________________

      (2) Aggregate number of securities to which transaction applies:______________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):__________________________________

      (4)   Proposed maximum aggregate value of transaction:
            ______________________________________________

      (5)   Total Fee paid:_______________________________


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:______________________

      (2)  Form, Schedule or Registration Statement No.:
           _____________________________________________

      (3)  Filing Party:________________________________

      (4)  Date Filed:__________________________________

                   NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                           TO BE HELD APRIL 15, 1997

TO THE SHAREHOLDERS OF ENERGY RESEARCH CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Shareholders' Meeting of Energy Research Corporation (the "Company") will be held at The Penn Club of New York, 30 West 44th Street, New York, New York, 10036 on April 15, 1997 at 10:00 a.m. Eastern Daylight Savings Time for the purpose of considering and voting upon:

   1. A proposal to elect nine directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

   2. Such other business as may properly come before the meeting and any adjournments thereof.

     Shareholders of record at the close of business on February 26, 1997, are entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy
Statement. If you do not expect to be present at the meeting, please fill in, sign, date and mail the enclosed
Proxy as promptly as possible in order to save the Company further solicitation expense. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               LOUIS P. BARTH
                               CORPORATE SECRETARY

Danbury, Connecticut
March 13, 1997

                          PROXY STATEMENT
                     ENERGY RESEARCH CORPORATION
              FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD APRIL 15, 1997



     This Proxy Statement is furnished to the shareholders of Energy Research Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on April 15, 1997 at The Penn Club of New York, 30 West 44th Street, New York, New York, 10036 at 10:00 a.m. Eastern Daylight Savings Time. The Company is a New York corporation with its principal executive offices at 3 Great Pasture Road, Danbury, CT 06813.

     The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is March 13, 1997.


                              VOTING

General

     The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $.0001 par value per share, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is February 26, 1997. On the record date, 3,921,124 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect the directors. Abstentions, including broker non-votes, will have no effect on the outcome of this matter.

Voting by Proxy

     In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all directors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their best judgment.

     Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Corporation, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                           PROPOSAL NO. 1
                        ELECTION OF DIRECTORS


     Nine directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the nine persons named below as nominees. All of the nominees are at present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
THE PROPOSAL TO ELECT THE NINE NOMINEES LISTED BELOW AS DIRECTORS
OF THE COMPANY.

     The following table sets forth certain information for each nominee for election as a director.


                                                                  DIRECTOR
   NAME              AGE   PRINCIPAL OCCUPATION                    SINCE
   ----              ---   --------------------                   --------

Bernard S. Baker      60   Dr. Baker joined the Company in         1970
                           1970 and has been President since
                           1973.  He was Chief Operating
                           Officer of the Company from 1973
                           to March, 1992 and Chief Executive
                           Officer since March, 1992.  He
                           received a Ph.D. from the Illinois
                           Institute of Technology in 1969,
                           and was a Fulbright Fellow at the
                           Laboratory for Electrochemistry at
                           the University of Amsterdam
                           subsequent to his receiving his
                           Master of Science in Chemical
                           Engineering from the University of
                           Pennsylvania in 1959.

Hansraj C. Maru       52   Dr. Maru has been Executive Vice        1992
                           President and Chief Operating
                           Officer of the Company since
                           December, 1992.  Prior to that, he
                           was Senior Vice President-Research
                           and Development.  Dr. Maru joined
                           the Company in 1977.  Dr. Maru
                           received a Ph.D. in Chemical
                           Engineering from the Illinois
                           Institute of Technology in 1975.



                                   -3-

                                                                  DIRECTOR
   NAME              AGE   PRINCIPAL OCCUPATION                    SINCE
   ----              ---   --------------------                   --------

Christopher R.        54   Mr. Bentley has been Executive          1993
 Bentley                   Vice President of the Company and
                           President of the Company's
                           manufacturing subsidiary since
                           September, 1990.  Mr. Bentley
                           received a BSME from Tufts
                           University in 1966.  From 1985
                           through 1989 he was Director of
                           Manufacturing (1985), Vice
                           President and General Manager
                           (1985-1988) and President (1988-
                           1989) of the Turbine Airfoils
                           Division of Chromalloy Gas Turbine
                           Corporation, a major manufacturer
                           of gas turbine hardware.

Thomas L.             69   Thomas Kempner became the Chairman      1988
Kempner                    of the Board of Directors of the
                           Company on March 13, 1992.  He has
                           been Chairman and Chief Executive
                           Officer of Loeb Partners
                           Corporation since 1979 and a
                           general partner of Loeb Investors
                           Co. LXXV, an affiliate of Loeb
                           Partners Corporation and an
                           investment partnership. Mr.
                           Kempner is a director of Alcide
                           Corporation, The Arlen
                           Corporation, Cybernetics Service,
                           Inc. (Formerly Silent Radio,
                           Inc.), IGENE Biotechnology, Inc,
                           Intermagnetics General
                           Corporation, CCC Information
                           Group, Northwest Airlines, Inc.
                           and Roper Starch Worldwide, Inc.

                                     -4-


                                                                  DIRECTOR
   NAME              AGE   PRINCIPAL OCCUPATION                    SINCE
   ----              ---   --------------------                   --------

William A.            63   William Lawson has been President       1988
 Lawson                    Since 1987 of W.A. Lawson
                           Associates, an industrial and
                           financial consulting firm.  Mr.
                           Lawson was a general partner of
                           Loeb Investors Co. LXXV from 1988
                           to January, 1993.  Mr. Lawson was
                           Chairman of the Board of Directors
                           of the Company from September,
                           1988 until March 13, 1992.  Mr.
                           Lawson is Chairman of the Board of
                           Directors of Newcor, Inc.,
                           Chairman and Chief Executive
                           Officer of Atlantic Eagle, Inc.
                           and a director of Old Kent-Central
                           Bank.

Warren D.             58   Warren Bagatelle has been a             1988
 Bagatelle                 Managing Director of Loeb Partners
                           Corporation since 1988.  Mr.
                           Bagatelle was Chairman of the
                           Board of Directors of the Company
                           from January, 1988 to September,
                           1988.  Mr. Bagatelle is a director
                           of Genisys Reservation Systems, Inc.
                           (formerly Corporate Travel Link,
                           Inc.) which owns and operates a
                           computer reservation system for
                           ground transportation.


Richard M.H.          62   Since November, 1991, Richard           1988
 Thompson                  Thompson has been the President of
                           Rotary Power International, Inc.,
                           a company that designs and builds
                           rotary engines for military and
                           commercial uses.  Mr. Thompson has
                           been Chairman of the Executive
                           Committee of the Company since
                           January, 1988.  Since March, 1987,
                           he has been President of Richard
                           M.H. Thompson & Associates, Inc.,
                           a private investment company and
                           financial advisor serving a
                           variety of technology and emerging
                           growth companies. From May, 1990
                           until January, 1993, he was a
                           part-time employee of the Company.

                                      -5-






                                                                  DIRECTOR
   NAME              AGE   PRINCIPAL OCCUPATION                    SINCE
   ----              ---   --------------------                   -------

Michael Bode          51   Michael Bode joined Messerschmitt-      1993
                           Bolkow-Blohm GmbH in 1974, where
                           he had held a variety of positions
                           since that time.  He became Vice
                           President and Director of the New
                           Technology group of the Space
                           Transportation and Propulsion
                           Systems division of Deutsche
                           Aerospace AG, a subsidiary of
                           Daimler-Benz Corp. in 1990.  Since
                           July, 1993, Mr. Bode has been Vice
                           President and Director of the New
                           Technology group of Daimler Benz
                           affiliate MTU-Friedrichshafen GmbH
                           (MTU).

James D. Gerson       53   Since March, 1993, Mr. Gerson has       1992
                           been Senior Vice President of
                           Fahnestock & Co., Inc. and is
                           currently Portfolio Manager of the
                           Hudson Capital Appreciation Fund.
                           From January, 1992 to March, 1993,
                           Mr. Gerson was Senior Vice President
                           and Managing Director of Corporate
                           Finance of Reich & Co., Inc. For
                           more than five years prior to
                           January, 1992, Mr. Gerson was Vice
                           President and Manager of Corporate
                           Finance at Josepthal & Co., Inc.
                           (and successor corporations), a
                           securities firm.  Mr. Gerson also
                           serves as a director of Ag
                           Services of America, Inc.,
                           American Power Conversion Corp.,
                           Conceptronic Inc., Computer
                           Outsourcing Services, Inc. and
                           Hilite Industries, Inc.




            COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS


     The Board of Directors held five meetings during the fiscal year ended October 31, 1996. All incumbent directors attended at least 75% of the meetings of the Board of Directors and Board committees of which they were members, except for Michael Bode, who attended 60% of the meetings. The Company does not have a standing nominating committee.

Executive Committee

     The Board of Directors has an Executive Committee comprised of Richard Thompson (Chairman), Warren Bagatelle, William Lawson and Bernard Baker which held one meeting during fiscal 1996. The Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Company between meetings of the Board of Directors.

Audit Committee

   The Company has an Audit Committee consisting of Messrs. Bagatelle (Chairman), Thompson and Lawson. The Audit Committee had one meeting in fiscal 1996 and has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditors' examination and reviewing annual financial statements.

Compensation Committee

     The Company has a Compensation Committee consisting of Messrs. Lawson (Chairman), Thompson and Bagatelle. The Compensation Committee had two meetings in fiscal 1996. The functions of the Compensation Committee are to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer the Energy Research Corporation Section 423 Stock Purchase Plan.

Director Compensation

     The Company currently pays directors fees of $1,250 per month to Messrs. Bagatelle and Kempner in connection with their duties as Chairman of the Audit Committee and Chairman of the Board, respectively. The Company also pays a directors fee of $1,500 per month to William Lawson in connection with his duties as Chairman of the Compensation Committee and his activities on the Audit and Executive Committees, as well as his duties as a director of the Company's manufacturing subsidiary. Mr. Gerson is currently paid $1,000 each month in connection with his duties as a director of the Company. Mr. Thompson is currently paid $2,000 each month in connection with his duties as Chairman of the Executive Committee, his activities on the Audit and Compensation Committees, his duties as Chairman and a director of the Company's manufacturing subsidiary and as a director of the Company's engineering subsidiary. The Company reimburses certain directors for reasonable expenses incurred in connection with the performance of their duties as directors.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 1, 1997 by each person or group that is known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, each director of the Company, each of the executive officers named under the heading "Executive Compensation" below and all directors and executive officers of the Company as a group (11 persons). This information is based upon information received from or on behalf of the named individuals.


                               AMOUNT AND NATURE             PERCENT
     NAME                  OF BENEFICIAL OWNERSHIP (1)       OF CLASS
     ----                  ---------------------------       --------
Warren Bagatelle                     546,284  (2)             13.91
c/o Loeb Partners Corp.
61 Broadway
New York, NY  10006

Thomas L. Kempner                    404,167  (2)             10.30
c/o Loeb Partners Corp.
61 Broadway
New York,  NY  10006

Loeb Investors Co., LXXV             401,667  (2)             10.24
61 Broadway
New York, NY  10006

Daimler Benz affiliate
MTU-Friedrichshafen                  527,758  (3)             13.22
  GmbH (MTU)
Abt.VC,  Gebaude 6.1
Zimmer 102A  D-85521
Ottobrunn

James D. Gerson                      196,133  (4)              5.00

Bernard S. Baker                     145,124  (5)              3.65




                                   -8-




 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
 (Continued).


                               AMOUNT AND NATURE             PERCENT
      NAME                   OF BENEFICIAL OWNERSHIP (1)     OF CLASS
      ----                   --------------------------      --------



Richard M.H. Thompson                127,800  (6)              3.26

William A. Lawson                     55,666  (7)              1.41

Christopher R. Bentley                42,076  (8)              1.06

Hansraj C. Maru                       30,650  (9)              *

Donald R. Glenn                       30,120 (10)              *

Louis P. Barth                        26,300 (11)              *

Michael Bode                            --   (12)             --

All Directors and Executive
 Officers as a Group               1,604,320 (13)             38.98
  (11 persons)


 *    Less than one percent.

(1) Unless otherwise noted, each person identified possess sole voting and investment power with respect to the shares listed.
(2) Warren Bagatelle and Thomas L. Kempner, by virtue of being general partners of Loeb Investors Co. LXXV, may each be deemed to beneficially own the shares of Loeb Investors Co. LXXV. Each of Mr. Kempner and Mr. Bagatelle is a member of a group, as that term is used in Section 13(d) of the Exchange Act, which group, in the aggregate, owns 546,284 shares of Common Stock. Mr. Bagatelle's shareholdings include warrants to purchase 2,500 shares of Common Stock that are exercisable for four years after June 25, 1993. Mr. Bagatelle's and Mr. Kempner's shareholdings also include warrants to purchase 2,500 shares of Common Stock held by Loeb Partners Corporation that are exercisable for four years after June 25, 1993.
(3) Includes 70,000 shares of Common Stock MTU may acquire at any time by converting its loan to the Company.
(4) Mr. Gerson's shareholdings include 36,400 shares held by his wife, Barbara Gerson as Custodian for two minor children and also includes 15,800 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by his wife and of the private foundation.

(5) Includes 54,000 shares owned by Dr. Baker's wife Cornelia Baker. Also includes currently exercisable options to purchase 55,000 shares of Common Stock.
(6) Mr. Thompson's shareholdings include 75,800 shares owned by his wife, Elizabeth Thompson. Mr. Thompson disclaims beneficial ownership of the shares owned by Mrs. Thompson. Mr. Thompson's shareholdings do not include (i) 2,777 shares owned beneficially by Intervalora Investments Inc. ("Intervalora"), a company owned by a trust, the sole beneficiaries of which are Mr. Thompson's children or (ii) 96,000 shares owned beneficially by Malbena Foundation Vaduz ("Malbena"), a trust, the sole beneficiaries of which are Mr. Thompson's children. Mr. and Mrs. Thompson disclaim beneficial ownership in the Common Stock owned by Intervalora and Malbena.
(7) Mr. Lawson's shareholdings include currently exercisable options to purchase 19,000 shares of Common Stock.
(8) Mr. Bentley's shareholdings include currently exercisable options to purchase 41,500 shares of Common Stock.
(9) Dr. Maru's shareholdings include currently exercisable options to purchase 29,500 shares of Common Stock.
(10) Mr. Glenn's shareholdings include currently exercisable options to purchase 24,100 shares of Common Stock.
(11) Mr. Barth's shareholdings include currently exercisable options to purchase 18,400 shares of Common Stock.
(12) Michael Bode is an executive officer of MTU.
(13) Includes currently exercisable options to purchase 195,000 shares of Common Stock.

                        EXECUTIVE COMPENSATION


     The following table sets forth the compensation during the last three fiscal years of the Chief Executive Officer and each of the four most highly-compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last fiscal year (the "named executive officers").

                    SUMMARY COMPENSATION TABLE
                    --------------------------

                       ANNUAL COMPENSATION
                       -------------------

                                                  LONG TERM
                                                 COMPENSATION
                                                    AWARDS

 NAME AND                                         UNDERLYING   ALL OTHER
 PRINCIPAL                      SALARY   BONUS     OPTIONS    COMPENSATION
 POSITION               YEAR      ($)     ($)         #           ($)
 --------               ----    ------   -----   ----------   ------------
Bernard S. Baker         1996   270,688  75,000       -0-      13,500 (1)
 President, Chief        1995   246,306  75,000       -0-      13,500
 Executive Officer       1994   224,280  75,000       -0-      14,922

Hansraj C. Maru          1996   152,221  31,000      6,000     13,631 (2)
 Exec. Vice President,   1995   142,095  28,000       -0-      14,705
 Chief Operating         1994   131,284  23,000       -0-      13,826
 Officer

Christopher R. Bentley   1996   185,246  36,000      6,000     13,500 (3)
 Executive Vice          1995   175,175  33,000       -0-      13,500
 President               1994   163,270  27,000       -0-      15,715

Louis P. Barth           1996   138,174  29,000      6,000     14,455 (4)
 Senior VP, Chief        1995   128,884  26,000       -0-      13,878
 Financial Officer,      1994   121,412  21,000       -0-      12,763
 Treasurer, Corporate
 Secretary

Donald R. Glenn          1996   157,446  29,000      6,000     13,500 (5)
 Vice President-Corp.    1995   148,430  26,000       -0-      14,530
 Development             1994   138,029  22,000       -0-      14,297


(1) Represents employer contributions to the Defined Contribution Pension Plan of $6,000 and employer contributions to the Section 401(k) Plan of $7,500.
(2) Represents employer contributions to the Defined Contribution Pension Plan of $6,058 and employer contributions to the Section 401(k) Plan of $7,573.
(3) Represents employer contributions to the Defined Contribution Pension Plan of $6,000 and employer contributions to the Section 401(k) Plan of $7,500.
(4) Represents employer contributions to the Defined Contribution Pension Plan of $6,424 and employer contributions to the Section 401(k) Plan of $8,031.
(5) Represents employer contributions to the Defined Contribution Pension Plan of $6,000 and employer contributions to the Section 401(k) Plan of $7,500.

The following two tables set forth certain information with respect to (i) option grants to the named executive officers of the Company during the fiscal year ended October 31, 1996, and
(ii) the aggregated number and value of options exercisable and unexercisable by the named executive officers as of October 31, 1996.


                      OPTION GRANTS IN LAST FISCAL YEAR
                             (Individual Grants)

                                                                                 POTENTIAL
                                                                              REALIZABLE VALUE
                     NUMBER OF      PERCENT OF                               AT ASSUMED ANNUAL
                     SECURITIES     THE TOTAL                                 RATES OF STOCK
                     UNDERLYING     OPTIONS/SARs                            PRICE APPRECIATION
                     OPTIONS/SARs   GRANTED TO     EXERCISE OR                FOR OPTION TERM
                     GRANTED        EMPLOYEES IN   BASE PRICE   EXPIRATION          (2)
NAME                 # (1)          FISCAL YEAR     ($/SH)         DATE        5% ($)   10% ($)
----                 -----------    -----------    ----------  ----------   -------------------
 Christopher Bentley    6,000           20%         $12.25     12/14/2005    $46,200  $117,100
 Louis P. Barth         6,000           20%         $12.25     12/14/2005    $46,200  $117,100
 Donald R. Glenn        6,000           20%         $12.25     12/14/2005    $46,200  $117,100
 Hansraj C. Maru        6,000           20%         $12.25     12/14/2005    $46,200  $117,100




(1) The options were granted under the Company's 1988 Stock Option Plan.
These options become exercisable in four equal annual installments on each anniversary date of the date of grant. Options that have been issued may not be exercised beyond the earlier of (a) ten years from the date of grant, or
(b) three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for up to one year following termination.

(2) The assumed rates are compounded annually for the full term of the options.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION VALUES
                       -----------------------

                                                NUMBER OF
                                                SECURITIES     VALUE OF
                                                UNDERLYING     UNEXERCISED
                                                UNEXERCISED    IN-THE-MONEY
                           SHARES               OPTIONS        OPTIONS AT
                           ACQUIRED             AT 10/31/96    10/31/96
                           ON         VALUE     EXERCISABLE/   EXERCISABLE/
                           EXERCISE   REALIZED  UNEXERCISABLE  UNEXERCISABLE
   NAME                       #         $            #           ($)   (1)
   ----                    -------    -------   -------------  ------------

Bernard S. Baker            2,000     20,160     55,000 (2)      575,300 (2)
                                                   -0-  (3)         -0-  (3)

Hansraj C. Maru             2,000     27,660     25,500 (2)      206,130 (2)
                                                  8,500 (3)        5,950 (3)

Christopher R. Bentley       -0-       -0-       40,000 (2)      305,200 (2)
                                                  6,000 (3)         -0-  (3)

Louis P. Barth              1,300     12,617     16,900 (2)      176,774 (2)
                                                  6,000 (3)         -0-  (3)

Donald R. Glenn              -0-       -0-       26,000 (2)      223,480 (2)
                                                  8,000 (3)        4,760 (3)


(1) Based upon the closing price of $12.13 on October 31, 1996 of the Company's Common Stock on The Nasdaq Stock Market minus the respective option exercise price.
(2)  Exercisable
(3)  Unexercisable

                       EMPLOYMENT AGREEMENT


     The Company entered into a one year employment agreement with Dr. Bernard S. Baker, the president of the Company, on January 1, 1997 entitling Dr. Baker to a base salary of $320,000
for the calendar year 1997.   Dr. Baker is also entitled to
certain life insurance benefits in the event of death and such other employment benefits as may be generally available to employees of the Company. Dr. Baker may terminate his employment with the Company if there is a change in control, entitling Dr. Baker to receive his base salary for a period of sixty-four weeks from the date of termination, plus any incentive compensation awarded to Dr. Baker, but not yet paid. Either the Company or Dr. Baker may terminate the employee agreement prior to the expiration of the employment agreement upon 30 days written notice. The Company has agreed, for the term of the agreement, to use its best efforts to cause Dr. Baker to be elected as a director of the Company.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    Decisions regarding certain executive compensation are made by the Compensation Committee, which is composed of Warren D. Bagatelle, Richard M.H. Thompson and William A. Lawson. Decisions with respect to the salary and bonus of the Chief Executive Officer are made by the Compensation Committee. The Chief Executive Officer is responsible for the salary administration of the remaining executive officers. The Company has an informal incentive compensation plan. The Committee is responsible for approval of the incentive awards with significant reliance on the recommendations of the Chief Executive Officer.

     All stock option awards under the 1988 Stock Option Plan are approved by the Board of Directors with reliance upon the recommendations of the Compensation Committee or the Chief
Executive Officer. No member of the Compensation Committee is a current or former employee of the Company, except Richard M.H.
Thompson, who was a part-time employee from May 1990 until January 1993.


    COMPENSATION COMMITTEE REPORT AND BOARD OF DIRECTORS REPORT


     The Company's primary objectives in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of the executive officers with the shareholders of the Company.

     The compensation of executive officers consists of base compensation, bonus, periodic grants of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee and the Chief Executive Officer strive to maintain base compensation for the Company's executive officers at levels which the Compensation Committee and the Chief Executive Officer, based on their experience, believe are competitive with the compensation of comparable executive officers in similar situated companies while relying upon stock options and the informal bonus plan to provide significant performance incentives.

     Executive officers are eligible to participate in an informal bonus plan. The bonus of Dr. Bernard S. Baker is determined independent of the bonus plan. Awards under the informal bonus plan and the bonus of Dr. Baker are determined by the Compensation Committee. The Compensation Committee relies significantly upon the recommendation of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive discretionary bonuses based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

     Each of the executive officers and certain key employees are eligible to receive grants of options under the 1988 Stock Option Plan. The plan is used to align a portion of the officers compensation with the stockholders' interest and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Board of Directors reviews the recommendations provided by the Compensation Committee with respect to the Chief Executive Officer or the recommendations of the Chief Executive Officer with respect to the other executive officers and makes a subjective determination regarding those recommendations.

     In the fiscal year ended October 31, 1996, Dr. Baker received a base salary of $270,688 pursuant to his then employment agreement and a bonus of $75,000 (See "Employment Agreement"). The Compensation Committee has not conducted any surveys of compensation packages of the chief executive officer in comparable companies. The Committee has determined Dr. Baker's salary after consideration of his experience, long-term service with the Company, his international reputation and performance as Chief Executive Officer.


Compensation Committee        Board of Directors

William A. Lawson             Bernard S. Baker
Warren D. Bagatelle           Warren D. Bagatelle
Richard M.H. Thompson         Christopher R. Bentley
                              Michael Bode
                              James D. Gerson
                              Thomas L. Kempner
                              William A. Lawson
                              Hansraj C. Maru
                              Richard M.H. Thompson



                      PERFORMANCE GRAPH


     The following graph compares the annual change in Energy Research Corporation's cumulative total Shareholder return for the period from the initial public offering date, June 25, 1992 through October 31, 1996 based upon the market price of the Company's Common Shares, with the cumulative total return on the Russell 2000 and the Russell 3000 Index and a peer group consisting of SIC Group Code 369 companies listed on the The Nasdaq Stock Market and Small Cap Market for that period. The Company has introduced the Russell 2000 index as its broad market index for comparison purposes because this index contains companies whose market capitalizations are more comparable to that of Energy Research Corporation than the Russell 3000 index.

                   [PERFORMANCE GRAPH APPEARS HERE]

                          6/25/92  10/31/92  10/31/93  10/31/94  10/31/95  10/31/96
                          -------  --------  --------  --------  --------  --------
COMPUTED INDEX DATA:
Energy Research Corp.      100.00     98.63    136.99    109.59    124.66    132.88
Peer Group                 100.00    118.27    124.49    117.84    192.25    167.70
Broad Market
 (Russell 2000 Index)      100.00    106.11    140.50    140.07    165.74    193.45
Broad Market
 (Russell 3000 Index)      100.00    104.27    122.05    125.43    158.18    193.38


         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     The Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons owning more than 10% of a class of the Company's stock to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). All filings for 1996 were made on a timely basis except (i) MTU-Friedrichshafen GmbH filed a Form 4 late with respect to one transaction; (ii) Warren Bagatelle filed a Form 4 late with respect to one transaction.

     The above information is to the Company's knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 10% of the Company's Common Stock.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During the fiscal year, the Company sold to Daimler Benz affiliate MTU-Friedrichshafen GmbH (MTU) approximately $1,132,000 of fuel cell components.

     In November, 1989 the Company entered into a license agreement with MTU, which license was originally with Messerschmitt-Bolkow-Blohm GmbH, that granted to MTU an exclusive license, with certain exceptions, to develop the Company's carbonate fuel cell technology in Europe, and a non-exclusive license for the Middle East, Africa and South America. Pursuant to the MTU Agreement, the Company receives annual license fees and has the right to receive royalties upon commercial sales. Concurrent with the entering into of the MTU Agreement, MTU purchased 360,000 shares of Common Stock of the Company at a purchase price of $7.00 per share and made loans to the manufacturing subsidiary of the Company, which are secured by the stock of that subsidiary, in the aggregate principal amount of $1,980,000. During fiscal 1996, $877,000 of this loan was converted into 97,397 shares of common stock of the Company. MTU extended the maturity of $630,000 of the loan to November 30, 1997 with the right to convert principal and accrued interest to common stock of the Company at $9 per share. During December 1996, the Company paid to MTU $1,296,000 of principal and interest. The Subscription Agreement between the Company and MTU also grants to all shareholders of the Company preemptive rights on sales of the Common Stock of the Company at a price less than $7.00 per share. As a condition to MTU entering into its agreements with the Company, substantially all of the then shareholders of the Company agreed to vote their shares in favor of one nominee of MTU to the Board of Directors of the Company for so long as MTU owns at least 10% of the Common Stock of the Company.

     The Company has agreed to purchase a test facility from MTU for approximately $300,000. The Company believes that the terms of the transactions with MTU are no less favorable to the Company than it could have obtained from an unaffiliated third party.

      Pursuant to the terms of a certain Shareholder's Agreement, dated as of April 13, 1988, entered into by the Company and its shareholders (the "Shareholders Agreement"), the Company granted its then shareholders (including certain current directors and officers of the Company) the right, subject to certain limitations, to include their shares in future registration statements filed by the Company with the Commission within five years of the day immediately following the date of the consummation of the initial stock offering. All provisions of the Shareholder's Agreement (other than those governing the future registration rights of shareholders and certain other provisions relating thereto) terminated, pursuant to their terms, upon the consummation by the Company of the initial stock offering.


                     INDEPENDENT PUBLIC ACCOUNTANTS


      The Board of Directors has appointed KPMG Peat Marwick LLP, certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1997. KPMG Peat Marwick LLP was engaged as the Company's principal accountants to audit its financial statements on August 17, 1995. On August 17, 1995, the Company dismissed its prior independent certified public accountants, Blum, Shapiro & Co., P.C. The decision to change accountants was approved by the Executive Committee of the Board of Directors.

     The report of Blum, Shapiro & Co, P.C. on the Company's financial statements for the fiscal years ended October 31, 1994 and 1993 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     There have been no disagreements with Blum, Shapiro & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the Company's two fiscal years ended October 31, 1994 and 1993 and the subsequent interim period beginning November 1, 1994 through August 17, 1995.

     A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.
Representatives of Blum, Shapiro & Co., P.C. will not be present at the Annual Meeting.

           SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING


     Shareholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 1998 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than November 14, 1997.


                    ANNUAL REPORT AND FORM 10-K


ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: ENERGY RESEARCH CORPORATION, 3 GREAT PASTURE ROAD, DANBURY, CONNECTICUT 06813 ATTN: SHAREHOLDER RELATIONS.


                           OTHER MATTERS


     As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.


                            By Order of the Board of Directors



                            Louis P. Barth
                            Corporate Secretary

Danbury, CT
March 13, 1997

ENERGY RESEARCH CORPORATION
3 GREAT PASTURE ROAD
DANBURY, CT  06813



                                PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF
                         THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Bernard S. Baker and Thomas L. Kempner as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Energy Research Corporation (the "Company") held by the undersigned of record on February 26, 1997, at the annual meeting of the shareholders of the Company to be held on April 15, 1997 and at any and all adjournments thereof, and hereby revokes all former proxies:

1.  Election of nine directors.

   [ ] FOR all nominees listed below (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below:

               Bernard S. Baker          Warren D. Bagatelle
               Hansraj C. Maru           Richard M.H. Thompson
               Christopher R. Bentley    Michael Bode
               Thomas L. Kempner         James D. Gerson
               William A. Lawson

          (Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

_________________________________________________________________________



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                      (sign on reverse side)

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EVERY ITEM LISTED ABOVE.


                                   Dated _______________________, 1997

                                   ____________________________________
                                          Signature

                                   _____________________________________
                                          Signature if held jointly

                                   Please sign exactly as name appears
                                   on this card.  When shares are held
                                   by joint tenants, both should sign.
                                   When signing as attorney, executor,
                                   administrator, trustee or guardian,
                                   please give full title as such.  If a
                                   corporation, please sign in full
                                   corporate name by president or other
                                   authorized officer.  If a
                                   partnership, please sign in
                                   partnership name by  authorized
                                   person.


             PLEASE MARK, SIGN, DATE AND RETURN PROXY
            CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    -2-